Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Trustcorp Financial, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/S/ KPMG LLP

St. Louis, Missouri

January 17, 2006